UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	0-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Norfolk Avenue
South Easton, MA 02375
 (Address of principal executive offices)(Zip Code)

Registrants Telephone Number, including area code: (508) 230-1828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 19, 2014, the stockholders of Pressure BioSciences, Inc. (the “Company”) acting at the Company’s Special Meeting of Stockholders (the “Meeting”) voted on the following five (5) proposals and cast their votes as described below.  These matters are described in detail in the Company’s definitive proxy statement for the Meeting. As of the record date for the meeting, there were 15,787,560 shares of the Company’s common stock, par value $0.01 per share, issued and outstanding and entitled to vote.  There were 12,292,831 shares present in person or by proxy at the Meeting.

Proposal 1 — Elect one Class III Director to hold office until the 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Nominee	For	Against	Withhold	Broker Non-Votes

Richard Schumacher	5,718,614	0	760,402	5,813,815

Based on the votes set forth above, Mr. Schumacher was duly elected to serve as a Class III director of the Company for a term expiring at the Company’s 2017 annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

Proposal 2 — To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2014.

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,887,037	138,171	267,623	--

Proposal 3 — To approve an amendment to the Company’s articles of organization to increase the authorized number of shares of Common Stock by up to 50,000,000 shares, such increase to be effected through one or more amendments to our articles of organization to be filed with the Secretary of the Commonwealth of Massachusetts at the discretion of the Board of Directors at any time during the twelve months following the date of the Meeting..

The Company’s proposed amendment to the articles of organization to increase the authorized number of shares of Common Stock was approved.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,671,711	1,106,009	515,111	-

Proposal 4 — To approve an amendment to the Company’s articles of organization to increase the authorized number of shares of Preferred Stock by 1,000,000 shares to 2,000,000 shares.

The Company’s proposed amendment to the articles of organization to increase the authorized number of shares of Preferred Stock was not approved.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,739,879	555,933	183,204	5,813,815

Proposal 5 —To approve an amendment to the Company’s articles of organization to effect a reverse stock split of the Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time within twelve months following the Meeting for the purpose of assisting the Company in meeting the listing requirements of the Nasdaq Capital Market or another exchange, with the decision of whether or not to implement a reverse stock split and the exact ratio to be set at a whole number within this range to be made by the Board of Directors in its sole discretion.

The Company’s proposed amendment to effect a reverse stock split of the Common Stock was approved.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,255,431	616,835	420,565	-

In connection with the Meeting, the Company also solicited proxies with respect to a proposal to authorize the board of directors to adjourn the Special Meeting, if necessary to solicit additional proxies, in the event there were not sufficient votes at the time of the Special Meeting to approve matters submitted to the Meeting. The adjournment proposal was not submitted to the Company’s shareholders for approval at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: December 29, 2014	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
Chief Executive Officer